                                                                      EXHIBIT 23





                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-8 (File No. 33-39385), Form S-8 (File No. 33-29332), Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8
(File No. 33-1487), Form S-8 (File No. 33-15467), Form S-8 (File No. 33-23159),
Form S-8 (File No. 33-29331), Form S-8 (File No. 33-36381), Form S-8 (File No. 33-36380), Form S-8 (File No. 33-39654), Form S-8 (File No. 33-43775), Form S-14
(File No. 2-82253), Form S-8 (File No. 33-60209), Form S-8 (File No. 333-28383),
Form S-8 (File No. 333-38743), Form S-8 (File No. 333-28381), Form S-8 (File No.
333-38763), Form S-8 (File No. 38761), and Form S-8 (File No. 333-28385) of our
report dated June 19, 1998, on our audits of the financial statements of the CBIS Retirement and Savings Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is included in this Form 11-K.



Cincinnati, Ohio

June 26, 1998